Exhibit 23.2

CONSENTS OF EXPERTS AND COUNSEL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on From SB-2 and incorporation by reference into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-131304) of our report dated June 28, 2005.

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

By:	/s/ Richard M. Cummings
Richard M. Cummings, CPA Vice President

Boston, Massachusetts

April 25, 2006